Exhibit 99.1

PURCHASE AND SALE AGREEMENT

This Agreement (“Agreement”) is entered into as of March 31, 2017, by and among Dean Keatin Marketing, LLC, a Wyoming limited liability company (“DKM”), Dennis Varghese (“Varghese”), an individual residing in the State of Florida, and Next Group Holdings, Inc. a Florida corporation (“NXGH”)(DKM, Varghese and NXGH are collectively the “Parties”).

WHEREAS, the Parties desire to enter into this Agreement to evidence their mutual agreements with respect to the matters set forth herein;

NOW, THEREFORE, in consideration of the mutual benefits to be derived hereby and the representations, warranties and covenants contained herein (the receipt and sufficiency of which is hereby mutually acknowledged by the Parties), the Parties hereto agree as follows:

1.        DKM, Varghese and NXGH previously agreed to a Purchase and Sale Agreement dated July 22, 2016 as heretofore reported to the Securities and Exchange Commission (“SEC”), and that NXGH will report the within new transaction to the SEC.

2.        The within Purchase and Sale Agreement as of the date hereof provides that DKM and Varghese have agreed to purchase, and NXGH agrees to sell, the assets scheduled as Exhibit I to DKM and Varghese.

3.        Fifty-five percent (55%) of the gross proceeds of any settlement or judgment obtained by AIM, DKM, TPP or any of their assignees or successors in interest from its litigation against ComData, Inc./FleetCor (the “FleetCor Litigation) shall be paid to Varghese, or to his designated assignee, as consideration and compensation for his past and ongoing personal cooperation and assistance with the FleetCor Litigation (the “Varghese Proceeds”). The remaining forty-five percent (45%) of such gross proceeds (the “NXGH Proceeds”) shall be payable to NXGH; provided, that any and all costs to prosecute the FleetCor Litigation, including the costs for legal representation and contingency fees, shall be borne solely by NXGH, with no contribution thereto by Varghese, AIM, TPP, or DKM. On or before the earlier of (i) six months from the date of this Agreement; or (ii) date of the successful raising of capital referenced in Section 14 below; NXGH shall pay all expenses incurred in the pending Fleetcor Litigation and any new related filings, up to One Hundred Thousand Dollars ($100,000) only if the retainer agreement is presented to NXGH prior to the execution of this agreement. Upon the earlier of (i) NXGH’s payment of $100,000 in expenses, or (ii) one year after the execution of this Agreement, NXGH may evaluate the status of the Fleetcor Litigation and either elect to (i) send notice to DKM and Varghese terminating NXGH’s participation in the litigation whereby NXGH the NXGH Proceeds shall revert to Varghese, or (ii) continue to timely pay all ongoing agreed upon expenses of the Fleetcor Litigation within thirty days of invoice. NXGH will request confidential treatment with respect to the FleetCor litigation disclosure, and the parties agree to be bound by the SEC determination with respect to said request. DKM agrees to provide to NXGN a copy of the DKM retainer agreement for the DKM FleetCor Litigation.

4.        NXGH agrees that it shall be responsible for any and all costs associated with the termination of any employee of Accent Intermedia, LLC, an Indiana limited liability company (“AIM”) that occurs after July 7, 2016 to the date of the within Agreement. DKM shall be responsible for any liabilities of AIM arising prior to July 7, 2016. In accordance with this, NXGH shall (i) pay all employee wages; and (ii) comply with all applicable federal, state and local laws, rules and regulations respecting employment taxes and the filing of periodic reports, on or before March 31, 2017. Further, NXGH shall cooperate with the transfer of control of all AIM bank accounts to DKM within 30 business day of the execution of this Agreement. Annexed hereto as Exhibit A is a true and accurate schedule of bank accounts. Within seven business days of NXGH publishing its near term reporting and audit requirements related to AIM, NXGH agrees to deliver to DKM (i) all books and records of AIM; and (ii) with an itemization and accounting all monies received from AIM vendors or AIM clients by NGH or its affiliates.

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5.        NXGH shall indemnify and hold harmless AIM, DKM, Varghese and Joyce Varghese, with a duty to defend, for any and all liabilities or costs incurred by AIM, DKM and/or Varghese with respect to the business of AIM arising from AIM for the time period July 7, 2016 through the date of this Agreement.

6.        DKM will indemnify and hold harmless NXGH for any and all liabilities or costs incurred by NXGH arising from AIM prior to July 7, 2016. For the avoidance of doubt, DKM, Varghese and Joyce Varghese will not be responsible for any liabilities or claims that accrued on or after July 7, 2016. Each party will be responsible to pay their own counsel fees in the event of any claim made. All claims are limited to the applicable statute of limitations.

7.        Upon execution of the Agreement, NXGH shall sell, transfer and deliver to DKM 100% of the capital stock of Transaction Processing Products, Inc. (“TPP”); and (ii) all AIM venture debt, for $1 and other good and valuable consideration. NGH represents and warrants there has been (i) no sales, assignments, or transfers; (ii) no issuance of capital stock, options or warrants; and (iii) no pledges or encumbrances, of TPP or AIM capital stock during its period of ownership. Further, upon transfer, NXGH acknowledges DKM is the owner of 100% of the capital stock of TPP and 100% of all debt loaned to AIM.

8.        NXGH acknowledges that DKM and Dennis Varghese have no debt owing to NXGH, except as provided for in the within Agreement.

9.        NXGH acknowledges that it has issued ten million (10,000,000) shares of common stock of NXGH to DKM (the “Shares”). The Shares were issued as of July 7, 2016 regardless of physical certificate delivery, as NXGN will provide a confirming letter from its transfer agent with respect to the issuance of said shares. It is understood that the 10,000,000 Shares are included in the issued and outstanding shares of NXGN, and are calculated as such for any rights or special dividends given to common stock shareholders including Class D stock. DKM shall upon the execution of this agreement, cancel any previous oral or written agreements related to ANY drag along and tag along rights, the following only triggering event or condition ANY Drag along or Tag along shall be granted to the shares described in this agreement or any preceding agreements between parties; the Drag along tag along only sole condition to be granted by NXGH to DKM or Varghese is in the event that NXGH shall ever decide to take the company private, and not be a public company, receiving majority shareholder approval to do so. Once the company NXGH should go private and meet these described condition herein, that is when the above shares mentioned in this same paragraph, shall receive full drag along rights and tag along rights with respect to the Shares, and the parties agree to enter into such further agreements and documentation as may be necessary to document such rights. For the avoidance of doubt, there are no anti-dilution rights with respect to said 10,000,000 Shares of stock or options or any other securities provided for with respect to the July 22, 2016 Purchase and Sale Agreement or the within Agreement. NXGH shall use best efforts and comply with timely submission of any securities or Transfer Agent requests, NXGH will remove the restricted legend on the common stock of NXGH held by DKM assuming that DKM is qualified under all SEC rules and regulations.

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10.       In the event of any regulatory objection or challenge to the terms of the within Agreement, the Parties agree to cooperate and use their best efforts to resolve all of said objections or challenges to the within Agreement in order to comply with any of said comments or requirements provided by any said regulatory agency. At the expiration of one calendar year from the date of this agreement, DKM shall cause five percent (5.0%) of the Varghese Proceeds to be assigned to (a) Michael De Prado – 1 1/4 % for services rendered with respect to the FleetCor litigation; (b) Arik Meimoun – 1 1/4 % for services rendered with respect to the FleetCor litigation; and (c) Ridge Resources, Inc. – 2 1/4%. After the assignment of 5% of the Varghese Proceeds, the distribution of proceeds will be: 50% to Dennis Varghese, 2 1/2 % as assigned to De Prado, 2 1/2 % as assigned to Ridge Resources, Inc., and 45% to NXGH (collectively 100%).

11.       AIM, TPP and DKK and/or any of their individual or collective assignees or successors in interest shall provide copies of all material court filings to NXGH during the pendency of the FleetCor Litigation.

12.       NXGH shall cause the note holders of convertible debts of NGH (the “Note Holders”) to freeze conversion requests through March 17, 2017 and limit redemption of convertible notes to not more than 30% of the cumulative outstanding balance.

13.       NXGH represents to DKM that Next Communications (“Related Party”) is a holder of related party debt owed by NXGH. NXGH further represents the current total principal and interest of all debt owed to the Related Parties is approximately $3,000,000. Upon the execution of this agreement, The Related Party hereby of Next Communications agree not to convert any of the outstanding related party debt at a price less than $0.25 per share of NXGH capital stock, (subject to related party Next Communications Bankruptcy Court approval). NXGH further represents that the $315,000 of related party debt evidenced by the two promissory notes payable to Michael De Prado shall be converted to 8,900,000 shares of NXGH capital common stock.

14.       In the event NXGH is successful in raising at least $1,000,000 in new investment funds on or before June 23, 2017, NXGH agrees to pay 65% of outstanding balance of the non-related party Note Holders.

15.       Upon the successful raising of capital referenced in Section 14 above, NXGH agrees to pay Tom Mazzarisi $2,500 for services rendered in connection with the Issuance of the Special Stock Dividend by NXGH and to fully disclose said fee. Further, Mazzarisi shall promptly deliver to NXGH a complete record of shareholders of NXGH through March 31, 2017.

16.       In the event NXGH is involved in a transaction or series of transactions involving any member of its control group that relates to any proposed transfer or exchange for the purpose of (i) acquiring, holding, or disposing of securities of NXGH; and/or (b) transferring assets of NXGH, NXGH hereby grants to each remaining shareholder of record listed (excluding Note Holders) a tag- along right to require the proposed transferee to purchase all of the shares of NXGH owned by the remaining shareholders along with the offered shares at the same price and upon the same terms and conditions.

17.       In the event there is no default by NXGH of any term hereunder, at the expiration of one calendar year from the date of the cash payoff of all outstanding convertible debt, (i) the bridge loan of $50,000 advanced by DKM to NXGH shall be forgiven by DKM; and (ii) any wires or funds sent to NXGH from DKM and AIM shall be forgiven by DKM and AIM.

18.       Upon (i) the occurrence of a default of any obligation of NXGH and/or its officers or directors, and (ii) the expiration of 30 days after written notice thereof (except for a default of Section 4 of this Agreement for which no notice will be given), NXGH, Arik Meimoun and Michael DePrado shall forfeit any interest they possess in the proceeds of the FleetCor Litigation.

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19.       NXGH agrees to allow Varghese or his agents the option to issue any future general purpose reloadable (“GPR”) programs or any other closed or open loop processing, at cost plus twenty percent (20%) or twenty percent (20%) of net profit on GPR card fees collected (whichever is lower),with NXGH as program manager. In addition, subject to bank approval, NXGH agrees to exclusively use the know your customer (“KYC”) or instant issue technology developed or acquired by Varghese, when a bank, contract, or any vendor/vendee relationship desires any point of sale underwriting. Varghese and or his agents shall split evenly 50% Varghese and/or agents and 50 % NXGH all the 100% of the gross margin on this product if and when enabled within any NXGH solution or network and used when a bank, contract, or any vendor/vendee relationship desires any point of sale underwriting.

20.     NXGH agrees to grant to DKM or DKM’s assignee (DKM or such assignee, as the case may be, the “Option Holder”) options (the “Options”) (which replaces any such options that were granted under the July 22, 2016 Agreement) to purchase up to seven million five hundred thousand (7,500,000) shares of the common stock of NXGH at an exercise price of Eighteen Cents ($0.18) per share (the “Strike Price”); provided, however, that in the event that the underlying share price trade above Fifty Cents ($0.50) during the Option Period (as hereinafter defined), the Strike Price shall be reduced to five cents ($0.05). The following additional terms and conditions shall apply with respect to the Options.

(a)       Option Period. The Options shall be exercisable for the period of thirty-six (36) months from the date of this agreement (the “Option Period”).

(b)       Payment. Except as expressly provided otherwise herein, payment for shares issued upon the exercise of an Option shall be made to NXGH by the Option Holder not later than six (6) months after such exercise.

(c)       Sale or Merger of NXGH. In the event of a sale or merger of NXGH, the Options may also be exercised without cash when the sales price of shares of the common stock of NXGH are over the Strike Price, in which case the Options will be considered immediately exercised and only a deduction of the Strike Price shall occur from the gross share price proceeds of the sale or merger. Said cashless exercise by the option holder will comply with all of the SEC rules and regulations as made and provided.

(d)       Exercise Date. The date of a notice of intent to exercise an Option that is sent by the Option Holder in, or attached to, an email to any officer of NXGH shall be considered the actual exercise date for the Option. Such date shall also, for stock record, transfer agent, and tax purposes, be considered the date of issue and registration of the shares issued pursuant to such Option, regardless of the date of physical certificate delivery. NXGH will have 24 hours to acknowledge receipt of the exercise of the option.

(e)       Basis for Exercise. In the absence of an actual option contract, this Section shall be sufficient basis for an Option Holder to exercise any Option(s), should time be of the essence to the Option Holder.

(f)       Limitation on Exercise. Notwithstanding any provision hereof to the contrary, however, in no event shall DKM be permitted to exercise any Option if such exercise would cause DKM to become the record and/or beneficial owner of more than nine and nine-tenths percent (9.9%) of NXGH’s outstanding common stock. That portion of any option rights that exceed 9.9% are terminated.

21.       The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision. Any invalid or unenforceable provision shall be deemed severed from this Agreement to the extent of its invalidity or unenforceability, and this Agreement shall be construed and enforced as if the Agreement did not contain that particular provision to the extent of its invalidity or unenforceability.

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22.       This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Florida, without however giving effect to the conflict of law principles thereof.

23.       Each of the parties hereto hereby submits to the jurisdiction of any federal or state court sitting in Miami-Dade County, Florida, for the purpose of any action arising out of or relating to this Agreement (an “Action”), and the parties agree that all such Actions shall be heard and determined in such federal or state court. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Action in Miami-Dade County, Florida. The prevailing party in any Action shall be entitled to recover its reasonable attorneys’ fees, costs and expenses at the conclusion of any trial proceedings and at the conclusion of any appellate level proceedings. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

24.       NXGH will issue a press release and provide a copy to the parties for comment subject to NXGH having the final approval of the press release, as provided for herein; however, the press release may not include Varghese’s name without his written consent thereto. This paragraph does not apply to any SEC filings.

25.       Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the respective successors, assigns, heirs, executors and administrators of the parties hereto.

26.       In the event notice is required under the within Agreement, notice shall be provided in writing by certified mail, return receipt requested, regular mail and facsimile to the following parties, with a copy to their attorneys:

If to DKM or Varghese, at:	Dennis Varghese
c/o Fernandez, LLP
2515 McKinney Avenue, Suite 920
Dallas, Texas 75201

With a copy to:	Raymond R. Fernandez, Jr.
Fernandez, LLP
2515 McKinney Avenue, Suite 920
Dallas, Texas 75201

If to NXGH, at:	Next Group Holdings
1111 Brickell Avenue, Suite 2200,
Miami, Florida 33131

With a copies to:	Joseph P. Baratta
Baratta, Baratta & Aidala LLP
546 Fifth Avenue
New York, New York 10036

Menachem Mayberg
1200 Brickell Ave #1440
Miami, FL 33131

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27.         Upon execution of this Agreement, NXGH agrees to supply InsightPOS and its affiliate companies (i) exclusive rights to integrate all their physical POS software and hardware via NXGH enablement and (ii) non-exclusive rights to all other products and services from its vendor contracts. InsightPOS shall integrate directly with the NXGH enablement for physical POS.A fully working enablement is defined as platform which provides real time API access (settlement, commissions, collections, online management) to all products and services. Acceptance shall be based on the customer acceptance of full functionality of NXGH offered products at the POS and InsightPOS/NXGH Joint venture customer premises. In accordance with their prior agreement, NXGH confirms that InsightPOS shall be charged at NXGH’s base cost and terms for any and all prepaid and financial services with the same 50/50 profit split through the channel. The exclusively of InsightPOS rights regarding POS integration to NXGH is conditioned upon InsightPOS providing a working product as contemplated by the market partner agreement previously executed between InsightPOS and NXGH , however terms are ratified as described herein this section 27 and said paragraph. For the avoidance of doubt, NXGH shall have full rights to connect to IDT and Blackstone (Clover) in any manner it desires for POS or Merchant services with or without Insight POS.which is in full force and effect. This paragraph and section shall supersede ANY previous written or oral conflicting abstracts between NXGH and Insight POS and Varghese. Further, NXGH agrees to use InsightPOS as its exclusive supplier of POS systems to NXGH customers, with the exception and exclusion to aforementioned exclusivity, that to avoid any doubt, NXGH can connect to IDT and Blackstone (Clover) in any manner it desires for POS and or Merchant services with or without Insight POS at NXGH’s sole discretion.

28.       The parties agree that neither they nor their representatives will disparage the other party, TPP, AIM or Joyce Varghese, NXGH, Arik Maimon or Michael De Prado respectively. Disparage as used herein shall mean any communication, or written, of false information or the communication of information with reckless disregard to its truth or falsity. Further, each party agrees that it shall not make any statements that reflect adversely upon the conduct of any other party, TPP, AIM, or Joyce Varghese or Arik Maimon or Michael De Prado conduct prior to the date of this Agreement.

Next Group Holdings, Inc.

By:	/s/ Michael De Prado
Michael De Prado, President and Chief Operating Officer

Dean Keatin Marketing, LLC

By:	/s/ Dennis Phillip Varghese
Dennis Phillip Varghese, Manager

/s/ Dennis Phillip Varghese
Dennis Phillip Varghese, Individually

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The following individuals execute this document solely for purposes of notification of default and will not have any liability with respect to the within Agreement. Upon a default in the Agreement being established with respect to the FleetCor litigation, then and in that event, Messrs. Meimoun and De Prado agree that they shall have no interest in the FleetCor litigation:

/s/ Michael De Prado
Michael De Prado, Individually with respect to Notification and the FleetCor litigation

/s/ Arik Maimoun
Arik Maimoun, Individually with respect to Notification and the FleetCor litigation

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Exhibit I

Schedule of Assets Sold

(reference to Section 2)

100% of the capital stock of Transaction Processing Products, Inc.

Exhibit A

Schedule of AIM Bank Accounts

(reference to Section 4)

Date	Account Type	Financial Institution Capital One	Account #	Account Name	Opening Ledger	Current Ledger	Current Avail
12/9/2016	Checking	Eastern	7527891625	MILLERS ALE	0	0	0
		Capital One
12/9/2016	Checking	Eastern	7527891536	RUE 21	0	0	0
		Capital One
12/9/2016	Checking	Eastern	7527891668	PINNACLE	0	0	0
		Capital One
12/9/2016	Checking	Eastern	7528014997	SOW SETTLEMENT	0	0	0
		Capital One
12/9/2016	Checking	Eastern	7528014989	AMC FEDEX	0	0	0
		Capital One		MOES SOUTHWEST
12/9/2016	Checking	Eastern	7527891501	GRILL	0	0	0
		Capital One		SELECT
12/9/2016	Checking	Eastern	7527890882	RESTAURANTS	0	0	0
		Capital One
12/9/2016	Checking	Eastern	7527890866	WACOAL ACCENT	29.63	79.63	79.63
		Capital One		INTERMEDIA
12/9/2016	Checking	Eastern	7527891013	OPERATING	325.88	-174.12	-174.12
		Capital One
12/9/2016	Checking	Eastern	7527891498	EINSTEIN NOAH	0	0	0
		Capital One
12/9/2016	Checking	Eastern	7527891366	CKE RESTAURANTS	0	0	0